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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Valence Technology, Inc. and Subsidiaries:

We consent to the use by incorporation by reference in this Registration Statement on Form S-3 of Valence Technology, Inc. of our report dated June 7, 2007, with respect to the consolidated financial statements of Valence Technology, Inc. included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2007. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ PMB Helin Donovan, LLP

Austin, Texas
January 11, 2007

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm